SQUIRE, SANDERS & DEMPSEY, L.L.P.
                                 1700 PNC Center
                              201 East Fifth Street
                             Cincinnati, Ohio 45202
                                 (513) 361-1200

                                 March 31, 2000

Firstar Stellar Funds
Firstar Mutual Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53201-3011

         Re:      Firstar Stellar Funds
                  1933 Act File No. 33-26915
                  1940 Act File No. 811-5762

Gentlemen:

         At your request, we have examined the Post Effective Amendment No. 49 to the above-referenced Registration Statement (the "Registration Statement Amendment"), relating to the registration of shares, without par value, of Firstar Stellar Funds, a Massachusetts trust (the "Trust"), established and designated as follows:

                  a.  Firstar Stellar Insured Tax-Free Bond Fund (class B
                      Shares);
                  b.  Firstar Stellar Strategic Income Fund (class A Shares);
                  c.  Firstar Stellar Growth Equity Fund (class A Shares);
                  d.  Firstar Stellar Science & Technology Fund (class A
                      Shares);
                  e.  Firstar Stellar Fund (class B Shares); and
                  f.  Firstar Stellar Capital Appreciation Fund (class B
                      Shares).

We are familiar with the proceedings taken and to be taken by the Trust in connection with the authorization, issuance and sale of the Shares, and have examined such documents and reviewed such questions of law and fact as we have deemed necessary in order to express the following opinion.

         Based on the foregoing, and subject to the proceedings referred to above being duly taken and completed by you, it is our opinion that the Shares will, upon issuance and sale thereof in the manner described in the Registration Statement Amendment, be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement Amendment.

                                        Very truly yours,

                                        SQUIRE, SANDERS & DEMPSEY, L.L.P
                                        /s/ Squire, Sanders & Dempsey, L.L.P.